Exhibit 99.1

SandRidge Energy, Inc. Updates Shareholders on Operations

and Reports Financial Results for Second Quarter and First Six Months of 2014

Reported Adjusted Earnings of $0.06 per Diluted Share and Adjusted EBITDA of $210 Million for the Second Quarter

Q2 Featured Strong Well Results, Multilateral Drilling Successes, and Positive Chester Oil Results

Record Low Drilling and Operating Costs Achieved in the Mid-Continent

Permian Trust Well Performance and Mid-Continent Power Disruptions Revise

Production Growth Guidance to a 19%—23% Range

Oklahoma City, Oklahoma, August 6, 2014 – SandRidge Energy, Inc. (NYSE: SD) today announced financial and operational results for the quarter ended June 30, 2014. Additionally, presentation slides will be available on the company’s website, www.sandridgeenergy.com, under Investor Relations/Events at 7am EDT on August 7.

•	Mid-Continent production grew 11% to 56.3 MBoe per day in the second quarter and 19% year-over-year. Pro forma company production grew to 69.8 MBoe per day, an 8% quarter-over-quarter growth.

•	122 Q2 Mid-Continent laterals had an average 30-day IP of 412 Boe per day (30% above type curve).

•	Delivered seven laterals with 30-day IPs over 1,000 Boe per day during the quarter across four counties.

•	Strong Chester performance from nine wells delivered an average 30-day IP of 365 Boe per day (69% oil). A six rig program is planned through the remainder of 2014.

•	Achieved record low Mid-Continent average lateral cost of $2.85 million and LOE of $6.69 per Boe during the second quarter.

•	Multilateral success achieved on three dual stacked laterals and a single co-planar well in Grant, Alfalfa, and Harper counties during the quarter. These four wells averaged $2.45 million per lateral (82% of type curve cost) and the laterals averaged 108% of the type curve 30-day IP. Six rigs are currently planned to drill multilateral wells through the second half of the year.

•	Rapid development in Garfield County delivered 21 wells to sales during the quarter that had an average 30-day IP of 407 Boe per day (54% oil). Net production ramped 400% from 1,000 Boe per day to 5,000 Boe per day in the first half of 2014. A seven rig program is planned through the remainder of 2014.

•	A portion of final area available for development in the Permian trust encountered high water saturations which is estimated to result in a total shortfall of 350 MBoe (95% liquids) for 2014. Mid-Continent well performance continues to be strong, but power and weather disruptions late in the second quarter resulted in 250 MBoe of production deferment. As a result, the company is introducing a 28.0 – 29.0 MMBoe guidance range which equates to a 19%—23% pro forma growth range.

James Bennett, SandRidge’s Chief Executive Officer and President, commented, “Our commitment to the Mid-Continent has been rewarded with strong and improving drilling results and lower expenses, giving us year-over-year second quarter pro forma EBITDA growth of 30% and supporting our three year plan to grow production at a 20% - 25% CAGR. Mississippian initial production rates for the quarter were the highest in two years, our Chester results continue to exceed expectations and the addition of Garfield County to our focus area, which we announced last quarter, has proven to be a success. Reflecting on innovation, the multilateral program continues to perform exceptionally well both in terms of costs and deliverability, and looking forward we will work towards broader application of the approach. At the same time, we were challenged by power disruptions in the second quarter and underperformance of our remaining Permian trust program, all of which we are firmly addressing. With the continued strength of our drilling program, results of our Chester and Woodford zones, and a broader application of our multilateral program, we are positioned for a very strong back half of the year.”

Key Financial Results

Second Quarter

•	Adjusted EBITDA, pro forma for divestitures and net of Noncontrolling Interest, was $210 million in the second quarter of 2014 compared to $162 million in the second quarter of 2013, 30% year-over-year growth.

•	Adjusted operating cash flow of $187 million for second quarter 2014 compared to $176 million in second quarter 2013.

•	Adjusted net income of $34.2 million, or $0.06 per diluted share, for second quarter 2014 compared to adjusted net income of $44.6 million, or $0.08 per diluted share, in second quarter 2013.

Six Months

•	Adjusted EBITDA, pro forma for divestitures and net of Noncontrolling Interest, was $387 million in the first six months of 2014 compared to $274 million in the first six months of 2013, 41% year-over-year growth.

•	Adjusted operating cash flow of $323 million for first six months of 2014 compared to $358 million in first six months of 2013. Included in the first six months of 2014 results is $70 million of cash paid to unwind hedges related to the Gulf of Mexico divestiture.

•	Adjusted net income of $78.1 million, or $0.14 per diluted share, for first six months of 2014 compared to adjusted net income of $49.9 million, or $0.09 per diluted share, in first six months of 2013.

Adjusted net income available to common stockholders, pro forma adjusted EBITDA and adjusted operating cash flow are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” beginning on page 9.

Additional Financial Information

•	The company ended the second quarter with $1.7 billion in liquidity ($919 million cash) and a leverage ratio of 3.2x.

•	During recent price increases for long-dated crude oil contracts, the company added 1.66 million barrels of 3-way collars in 2015 and 1.82 million barrels of 3-way collars in 2016.

Drilling and Operational Activities

David Lawler, SandRidge’s Chief Operating Officer remarked, “While we had production challenges, the second quarter featured record setting capital efficiency improvement along with the continued expansion of our multi-zone oil developments. In the Permian trust program, a portion of the final area available for development encountered high water saturations, which we expect to reduce full year volumes by 350 MBoe (95% liquids). Mid-Continent power disruptions and weather late in the quarter deferred another 250 MBoe. To address power related production deferment, we are adding a new substation and upgrading transformers, and installing automatic restart functionality for wells with electric submersible pumps. At the same time, our talented teams delivered premium results during the quarter. Mid-Continent well performance was exceptional with the average 30-day IP reaching 412 Boe per day, the highest rate in two years. In addition, our teams delivered 122 laterals to first sales for a record low average of $2.85 million each. Operating cost also reached a record low of $6.69 per Boe. Most importantly, three stacked dual lateral wells and one co-planar dual lateral well (eight laterals total) were drilled and completed for an average per lateral cost of $2.45 million and delivered an average 30-day IP of 341 Boe per day (8% above type curve). These multilaterals are projected to generate an IRR greater than 100%. These innovative well designs will be applied to 18% of the laterals scheduled for the last half of 2014.”

Operational Highlights

•	Geologic and commercial success achieved with a new Woodford well in Grant County. The well had a 30-day IP of 360 Boe per day (84% oil). This was the first well utilizing our new geologic model and a second well targeting the same model will be completed in the third quarter.

•	Well value optimization through artificial lift conversions continued to yield positive results. During the quarter, 55 artificial lift conversions were completed including 44 wells to ESP and 11 wells to rod pump. In total, the conversions increased gross production of the converted wells by 344 barrels of oil per day and 1,872 Boe per day (a 43% increase in Boe rate).

Mid-Continent: During the second quarter of 2014, SandRidge drilled 130 laterals: 87 in Oklahoma and 43 in Kansas. The company averaged 31 horizontal rigs operating in the play: 20 in Oklahoma and 11 in Kansas. Additionally, the company averaged three rigs drilling disposal wells. The company’s Mid-Continent assets produced 56.3 MBoe per day during the second quarter (37% Oil, 13% NGLs, 50% Natural Gas).

Permian Basin: In the company’s Permian properties, 70 wells were drilled during the second quarter of 2014, all for SandRidge Permian Trust. The company’s Permian Basin assets produced 5.9 MBoe per day during the quarter (88% Oil, 8% NGLs, 4% Natural Gas).

Other Operating Areas: During the second quarter, SandRidge’s legacy west Texas properties produced approximately 5.9 MBoe per day (1% Oil, 99% Natural Gas). Additionally, its legacy Mid-Continent assets produced 1.7 MBoe per day in the quarter (13% Oil, 11% NGLs, 76% Natural Gas).

Royalty Trusts: At June 30, 2014, the company was obligated to drill nine development wells for SandRidge Mississippian Trust II (SDR) and 76 development wells for SandRidge Permian Trust (PER). The company expects to complete its drilling obligations for SDR and PER in the fourth quarter of 2014.

Operational and Financial Statistics

Information regarding the company’s production, pricing, costs and earnings is presented below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Production
Oil (MBbl)	2,398	3,568	5,283	7,530
NGL (MBbl)	748	551	1,390	1,031
Natural gas (MMcf)	19,240	25,233	40,833	52,554
Oil equivalent (MBoe)	6,353	8,325	13,479	17,320
Daily production (MBoed)	69.8	91.5	74.5	95.7
Production - Pro forma (1)
Oil (MBbl)	2,398	2,340	4,610	4,351
NGL (MBbl)	748	394	1,338	556
Natural gas (MMcf)	19,240	17,853	37,258	34,396
Oil equivalent (MBoe)	6,353	5,709	12,158	10,640
Daily production (MBoed)	69.8	62.7	67.2	58.8
Average price per unit
Realized oil price per barrel - as reported	$100.02	$95.77	$98.39	$95.04
Realized impact of derivatives per barrel	(3.11)	5.22	(2.05)	4.33

Net realized price per barrel	$96.91	$100.99	$96.34	$99.37

Realized NGL price per barrel - as reported	$36.41	$32.87	$39.44	$33.44
Realized impact of derivatives per barrel	—	—	—	—

Net realized price per barrel	$36.41	$32.87	$39.44	$33.44

Realized natural gas price per Mcf - as reported	$3.78	$3.74	$4.18	$3.47
Realized impact of derivatives per Mcf	(0.29)	(0.06)	(0.40)	(0.04)

Net realized price per Mcf	$3.49	$3.68	$3.78	$3.43

Realized price per Boe - as reported	$53.50	$54.57	$55.29	$53.83

Net realized price per Boe - including impact of derivatives	$51.44	$56.62	$53.30	$55.59

Average cost per Boe
Lease operating	$9.21	$14.03	$11.65	$14.39
Production taxes	1.23	0.79	1.16	0.92
General and administrative
General and administrative, excluding stock-based compensation	$4.26	$14.50	$4.36	$10.41
Stock-based compensation	0.76	6.31	0.86	4.18

Total general and administrative	$5.02	$20.81	$5.22	$14.59
General and administrative - adjusted
General and administrative, excluding stock-based compensation (2)	$4.14	$4.63	$3.82	$4.66
Stock-based compensation (3)	0.72	0.86	0.72	1.12

Total general and administrative - adjusted	$4.86	$5.49	$4.54	$5.78
Depletion (4)	$15.48	$17.86	$16.27	$18.25
Lease operating cost per Boe
Mid-Continent	$6.69	$7.38	$7.70	$8.19
Offshore	—	22.99	26.53	21.94
Earnings per share
Earnings (loss) per share applicable to common stockholders
Basic	$(0.08)	$(0.07)	$(0.37)	$(1.10)
Diluted	(0.08)	(0.07)	(0.37)	(1.10)
Adjusted net income per share available to common stockholders
Basic	$0.04	$0.06	$0.10	$0.05
Diluted	0.06	0.08	0.14	0.09
Weighted average number of common shares outstanding (in thousands)
Basic	485,318	479,154	485,059	478,494
Diluted (5)	577,412	569,481	577,789	572,212

(1)	Excludes production attributable to Permian properties (sold first quarter 2013) and Gulf of Mexico properties (sold first quarter 2014).
(2)	Excludes transaction costs, severance and consent solicitation costs totaling $0.8 million and $82.2 million for the three-month periods ended June 30, 2014 and 2013, respectively, and $7.4 million and $99.5 million for the six-month periods ended June 30, 2014 and 2013, respectively.
(3)	Excludes approximately $0.3 million and $45.4 million for the three-month periods ended June 30, 2014 and 2013, respectively, and $2.0 million and $53.0 million for the six-month periods ended June 30, 2014 and 2013, respectively, for the accelerated vesting of certain stock awards.
(4)	Includes accretion of asset retirement obligation.
(5)	Includes shares considered antidilutive for calculating earnings per share in accordance with GAAP for certain periods presented.

Capital Expenditures

The table below summarizes the company’s capital expenditures for the three and six-month periods ended June 30, 2014 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Drilling and production
Mid-Continent	$241,037	$224,319	$406,888	$458,645
Permian Basin	64,282	50,699	106,474	111,594
Gulf of Mexico/Gulf Coast	—	61,915	22,975	113,992
WTO/Other	—	—	—	—

	305,319	336,933	536,337	684,231
Leasehold and seismic
Mid-Continent	53,444	27,825	80,036	39,085
Permian Basin	423	195	539	555
Gulf of Mexico/Gulf Coast	—	629	159	1,349
WTO/Other	1,856	1,039	5,111	1,907

	55,723	29,688	85,845	42,896
Inventory	(4,475)	(8,067)	(1,402)	(11,033)
Total exploration and development	356,567	358,554	620,780	716,094

Drilling and oil field services	6,655	883	7,275	1,515
Midstream	5,809	15,111	11,766	30,332
Other - general	7,907	12,610	12,889	27,929

Total capital expenditures, excluding acquisitions	376,938	387,158	652,710	775,870

Acquisitions	14,201	3,554	16,553	8,602

Total capital expenditures	$391,139	$390,712	$669,263	$784,472

Derivative Contracts

The table below sets forth the company’s consolidated oil and natural gas price swaps and collars for the years 2014 through 2016 as of August 1, 2014 and include contracts that have been novated to or the benefits of which have been conveyed to SandRidge sponsored royalty trusts.

	Quarter Ending
	3/31/2014	6/30/2014	9/30/2014	12/31/2014
Oil (MMBbls):
Swap Volume	1.36	0.67	0.94	1.11
Swap	$95.85	$100.72	$99.44	$98.78
Three-way Collar Volume	1.96	1.93	2.07	2.07
Call Price	$100.00	$100.00	$100.00	$100.00
Put Price	$90.21	$90.22	$90.20	$90.20
Short Put Price	$70.00	$70.00	$70.00	$70.00
Natural Gas (Bcf):
Swap Volume	14.68	13.65	13.80	11.04
Swap	$4.23	$4.25	$4.25	$4.31
Collar Volume	0.23	0.23	0.24	0.24
Collar: High	$7.78	$7.78	$7.78	$7.78
Collar: Low	$4.00	$4.00	$4.00	$4.00

	Year Ending
	12/31/2014	12/31/2015	12/31/2016
Oil (MMBbls):
Swap Volume	4.08	5.59	—
Swap	$98.28	$92.44	—
Three-way Collar Volume	8.03	4.58	1.82
Call Price	$100.00	$103.48	$103.50
Put Price	$90.21	$90.28	$90.00
Short Put Price	$70.00	$76.47	$84.40
Natural Gas (Bcf):
Swap Volume	53.17	15.40	—
Swap	$4.26	$4.50	—
Collar Volume	0.94	1.01	—
Collar: High	$7.78	$8.55	—
Collar: Low	$4.00	$4.00	—

Balance Sheet

The company’s capital structure at June 30, 2014 and December 31, 2013 is presented below (in thousands):

	June 30,	December 31,
	2014	2013
Cash and cash equivalents	$918,758	$814,663

Current maturities of long-term debt	$—	$—
Long-term debt (net of current maturities)
Senior credit facility	—	—
Senior Notes
8.75% Senior Notes due 2020, net	445,062	444,736
7.5% Senior Notes due 2021	1,178,708	1,178,922
8.125% Senior Notes due 2022	750,000	750,000
7.5% Senior Notes due 2023, net	821,395	821,249

Total debt	3,195,165	3,194,907
Stockholders’ equity
Preferred stock	8	8
Common stock	485	483
Additional paid-in capital	5,304,064	5,294,551
Treasury stock, at cost	(7,295)	(8,770)
Accumulated deficit	(3,640,679)	(3,460,462)

Total SandRidge Energy, Inc. stockholders’ equity	1,656,583	1,825,810

Noncontrolling interest	1,273,619	1,349,817
Total capitalization	$6,125,367	$6,370,534

During the second quarter of 2014, the company’s debt, net of cash balances, increased by approximately $260 million as a result of funding the company’s drilling program. On August 1, 2014, the company had no amount drawn under its $775 million senior credit facility. The company was in compliance with all applicable covenants contained in its debt instruments during the second quarter and through and as of the date of this release.

2014 Operational Guidance: The company is updating its 2014 guidance.

	Projection as of	Projection as of
	August 6, 2014	May 7, 2014
Production
Oil (MMBbls)	10.7 - 11.3	12.0
Natural Gas Liquids (MMBbls)	3.5 - 3.6	3.7

Total Liquids (MMBbls)	14.2 - 14.9	15.7
Natural Gas (Bcf)	82.6 - 84.6	83.6

Total (MMBoe)	28.0 - 29.0	29.6
Price Realization
Oil (differential below NYMEX WTI)	$2.75	$2.50
Natural Gas Liquids (realized % of NYMEX WTI)	36%	35%
Natural Gas (differential below NYMEX Henry Hub)	$0.75	$1.00
Costs per Boe
Lifting	$11.15 - $13.15	$11.15 - $13.15
Production Taxes	1.15 - 1.35	1.15 - 1.35
DD&A - oil & gas	15.00 - 17.00	15.30 - 17.30
DD&A - other	2.20 - 2.40	2.20 - 2.40

Total DD&A	$17.20 - $19.40	$17.50 - $19.70
G&A - cash	3.60 - 4.00	3.60 - 4.00
G&A - stock	0.65 - 0.80	0.65 - 0.80

Total G&A	$4.25 - $4.80	$4.25 - $4.80
EBITDA from Oilfield Services and Other ($ in millions) (1)	$30	$20
Adjusted Net Income Attributable to Noncontrolling Interest ($ in millions) (2)	$110	$120
Adjusted EBITDA Attributable to Noncontrolling Interest ($ in millions) (3)	$145	$155
Corporate Tax Rate	0%	0%
Deferral Rate	0%	0%
Capital Expenditures ($ in millions)
Exploration and Production	$1,230	$1,230
Land and Seismic	120	120

Total Exploration and Production	$1,350	$1,350
Oil Field Services	15	15
Electrical/Midstream	60	60
General Corporate	50	50

Total Capital Expenditures (excluding acquisitions)	$1,475	$1,475

(1)	EBITDA from Oilfield Services and Other is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense and depreciation, depletion and amortization. The most directly comparable GAAP measure for EBITDA from Oilfield Services and Other is Net Income from Oilfield Services and Other. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods and/or does not forecast the excluded items on a segment basis.
(2)	Adjusted Net Income Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted Net Income Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.
(3)	Adjusted EBITDA Attributable to Noncontrolling Interest is a non-GAAP financial measure as it excludes from net income interest expense, income tax expense, depreciation, depletion and amortization, gain or loss due to changes in fair value of derivative contracts and gain or loss on sale of assets. The most directly comparable GAAP measure for Adjusted EBITDA Attributable to Noncontrolling Interest is Net Income Attributable to Noncontrolling Interest. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Non-GAAP Financial Measures

Adjusted operating cash flow, adjusted EBITDA, pro forma adjusted EBITDA, adjusted net income and adjusted net income attributable to noncontrolling interest are non-GAAP financial measures.

The company defines adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities and adjusted for cash received (paid) on financing derivatives. It defines EBITDA as net loss before income tax expense, interest expense and depreciation, depletion and amortization and accretion of asset retirement obligations. Adjusted EBITDA, as presented herein, is EBITDA excluding asset impairment, interest income, loss (gain) on derivative contracts net of cash (paid) received on settlement of derivative contracts, loss (gain) on sale of assets, transaction costs, legal settlements, consent solicitation costs, severance, loss on extinguishment of debt and other various non-cash items (including non-cash portion of noncontrolling interest and stock-based compensation). Pro forma adjusted EBITDA, as presented herein, is adjusted EBITDA excluding adjusted EBITDA attributable to properties or subsidiaries sold during the period.

Adjusted operating cash flow and adjusted EBITDA are supplemental financial measures used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses these measures because adjusted operating cash flow and adjusted EBITDA relate to the timing of cash receipts and disbursements that the company may not control and may not relate to the period in which the operating activities occurred. Further, adjusted operating cash flow and adjusted EBITDA allow the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. These measures should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Management also uses the supplemental financial measure of adjusted net income, which excludes tax expense resulting from divestiture/acquisition, asset impairment, loss (gain) on derivative contracts net of cash (paid) received on settlement of derivative contracts, loss (gain) on sale of assets, transaction costs, legal settlements, consent solicitation costs, loss on extinguishment of debt, severance and other non-cash items from loss applicable to common stockholders. Management uses this financial measure as an indicator of the company’s operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for loss applicable to common stockholders.

The supplemental measure of adjusted net income attributable to noncontrolling interest is used by the company’s management to measure the impact on the company’s financial results of the ownership by third parties of interests in the company’s less than wholly-owned consolidated subsidiaries. Adjusted net income attributable to noncontrolling interest excludes the portion of asset impairment, loss on derivative contracts net of cash (paid) received on settlement of derivative contracts, legal settlement and loss on sale of assets attributable to third-party ownership in less than wholly-owned consolidated subsidiaries from net loss attributable to noncontrolling interest. Adjusted net income attributable to noncontrolling interest is not a measure of financial performance under GAAP and should not be considered a substitute for net income attributable to noncontrolling interest.

The tables below reconcile the most directly comparable GAAP financial measures to operating cash flow, EBITDA and adjusted EBITDA, adjusted net income available to common stockholders and adjusted net income attributable to noncontrolling interest.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Net cash provided by operating activities	$140,341	$263,226	$230,792	$384,683
Add (deduct)
Cash received (paid) on financing derivatives	—	2,520	(44,128)	5,728
Changes in operating assets and liabilities	47,042	(89,526)	136,510	(32,605)

Adjusted operating cash flow	$187,383	$176,220	$323,174	$357,806

Reconciliation of Net Loss to EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Net loss	$(24,439)	$(20,436)	$(152,454)	$(499,776)
Adjusted for
Income tax (benefit) expense	(1,194)	508	(1,067)	4,937
Interest expense (1)	62,018	61,809	124,341	150,643
Depreciation and amortization - other	15,411	16,022	30,933	31,358
Depreciation and depletion - oil and natural gas	97,267	138,903	212,452	296,429
Accretion of asset retirement obligations	1,065	9,800	6,811	19,579

EBITDA	150,128	206,606	221,016	3,170
Asset impairment	3,133	15,643	167,912	15,643
Interest income	(155)	(650)	(435)	(1,179)
Stock-based compensation	3,987	6,322	8,572	17,634
Loss (gain) on derivative contracts	85,292	(103,654)	127,783	(62,757)
Cash (paid) received upon settlement of derivative contracts (2)	(13,097)	17,062	(26,827)	30,560
Other non-cash (income) expense	(786)	2,555	(1,577)	51
Loss (gain) on sale of assets (3)	36	(349)	17	397,825
Transaction costs	210	1,005	237	1,629
Legal settlements	23	(97)	23	1,081
Consent solicitation costs	38	7,356	177	20,819
Effect of Annual Incentive Plan adoption	—	14,735	—	14,735
Severance	813	107,720	8,922	118,118
Loss on extinguishment of debt	—	—	—	82,005
Non-cash portion of noncontrolling interest (4)	(19,308)	(6,694)	(65,112)	(101,921)

Adjusted EBITDA	$210,314	$267,560	$440,708	$537,413

Pro forma adjustments
Less EBITDA attributable to
Permian properties (sold 2013)	—	—	—	(50,574)
Gulf of Mexico (sold 2014)	—	(105,494)	(53,376)	(212,519)

Pro forma adjusted EBITDA	$210,314	$162,066	$387,332	$274,320

(1)	Excludes unrealized gains on interest rate swaps of $2.4 million for the six-month period ended June 30, 2013.
(2)	Excludes amounts paid upon early settlement of derivative contracts.
(3)	Includes loss on the Permian divestiture of approximately $399.1 million for the six-month period ended June 30, 2013.
(4)	Represents depreciation and depletion, impairment, loss on sale of Permian Properties (2013), loss on commodity derivative contracts net of cash (paid) received on settlement, legal settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Net cash provided by operating activities	$140,341	$263,226	$230,792	$384,683
Changes in operating assets and liabilities	47,042	(89,526)	136,510	(32,605)
Interest expense (1)	62,018	61,809	124,341	150,643
Cash (received) paid on early settlement of derivative contracts	—	(655)	25,434	28,968
Transaction costs	210	1,005	237	1,629
Legal settlements	23	(97)	23	1,081
Consent solicitation costs	38	7,356	177	20,819
Effect of Annual Incentive Plan adoption	—	14,735	—	14,735
Severance	521	62,306	6,943	65,087
Noncontrolling interest - SDT (2)	(5,154)	(11,965)	(11,691)	(23,268)
Noncontrolling interest - SDR (2)	(10,099)	(20,089)	(23,050)	(37,016)
Noncontrolling interest - PER (2)	(19,696)	(19,743)	(39,938)	(34,843)
Noncontrolling interest - Other (2)	—	(17)	(4)	5
Other non-cash items	(4,930)	(785)	(9,066)	(2,505)

Adjusted EBITDA	$210,314	$267,560	$440,708	$537,413

(1)	Excludes unrealized gains on interest rate swaps of $2.4 million for the six-month period ended June 30, 2013.
(2)	Excludes depreciation and depletion, impairment, loss on sale of Permian Properties (2013), loss on commodity derivative contracts net of cash (paid) received on settlement, legal settlement and income tax expense attributable to noncontrolling interests.

Reconciliation of Loss Applicable to Common Stockholders to Adjusted Net Income Available to Common Stockholders

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Loss applicable to common stockholders	$(38,320)	$(34,317)	$(180,217)	$(527,539)
Benefit expense resulting from divestiture/acquisition	—	(344)	—	4,015
Asset impairment (1)	3,133	15,643	138,039	15,643
Loss (gain) on derivative contracts (1)	72,627	(93,459)	109,112	(59,236)
Cash (paid) received upon settlement of derivative contracts (1)	(9,778)	15,172	(22,580)	26,678
Loss (gain) on sale of assets (1)	36	(349)	17	326,085
Transaction costs	210	1,005	237	1,629
Legal settlements (1)	23	(49)	23	729
Consent solicitation costs	38	7,356	177	20,819
Effect of Annual Incentive Plan adoption	—	14,735	—	14,735
Severance	813	107,720	8,922	118,118
Loss on extinguishment of debt	—	—	—	82,005
Other non-cash income	(556)	(69)	(1,687)	(2,550)
Effect of income taxes	(7,953)	(2,290)	(1,722)	1,001

Adjusted net income available to common stockholders	20,273	30,754	50,321	22,132
Preferred stock dividends	13,881	13,881	27,763	27,763

Total adjusted net income	$34,154	$44,635	$78,084	$49,895

Weighted average number of common shares outstanding
Basic	485,318	479,154	485,059	478,494
Diluted (2)	577,412	569,481	577,789	572,212
Total adjusted net income
Per share - basic	$0.04	$0.06	$0.10	$0.05

Per share - diluted	$0.06	$0.08	$0.14	$0.09

(1)	Excludes amounts attributable to noncontrolling interests.
(2)	Weighted average fully diluted common shares outstanding for certain periods presented includes shares that are considered antidilutive for calculating earnings per share in accordance with GAAP.

Reconciliation of Net Income (Loss) Attributable to Noncontrolling Interest to Adjusted Net Income Attributable to Noncontrolling Interest

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Net income (loss) attributable to noncontrolling interest	$15,642	$45,121	$9,572	$(6,798)
Asset impairment	—	—	29,873	—
Loss on sale of assets - Permian	—	—	—	71,740
Legal settlement	—	(48)	—	352
Loss (gain) on derivative contracts	12,665	(10,195)	18,671	(3,521)
Cash (paid) received on settlement of derivative contracts	(3,319)	1,890	(4,247)	3,882

Adjusted net income attributable to noncontrolling interest	$24,988	$36,768	$53,869	$65,655

Conference Call Information

The company will host a conference call to discuss these results on Thursday, August 7, 2014 at 8:00 am CDT. The telephone number to access the conference call from within the U.S. is 877-546-5019 and from outside the U.S. is 857-244-7551. The passcode for the call is 30169357. An audio replay of the call will be available from August 7, 2014 until 11:59 pm CDT on September 6, 2014. The number to access the conference call replay from within the U.S. is 888-286-8010 and from outside the U.S. is 617-801-6888. The passcode for the replay is 94093970.

A live audio webcast of the conference call will also be available via SandRidge’s website, www.sandridgeenergy.com, under Investor Relations/Events. The webcast will be archived for replay on the company’s website for 30 days.

Conference Participation

SandRidge Energy, Inc. will participate in the following upcoming events:

•	September 3, 2014—Barclays CEO Energy-Power Conference; New York, NY

At 8:00 am Central Time on the day of each presentation, the corresponding slides and any webcast information will be accessible on the Investor Relations portion of the company’s website at www.sandridgeenergy.com. Please check the website for updates regularly as this schedule is subject to change. Also, please note that SandRidge Energy, Inc. intends for its website to be used as a reliable source of information for all future events in which it may participate as well as updated presentations regarding the company. Slides and webcasts (where applicable) will be archived and available for at least 30 days after each use or presentation.

Third Quarter 2014 Earnings Release and Conference Call

November 5, 2014 (Wednesday) – Earnings press release after market close

November 6, 2014 (Thursday) – Earnings conference call at 8:00 am CDT

SandRidge Energy, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)
Revenues
Oil, natural gas and NGL	$339,906	$454,282	$745,222	$932,299
Drilling and services	18,852	16,078	35,932	33,448
Midstream and marketing	14,874	15,198	32,784	28,230
Construction contract	—	23,253	—	23,253
Other	1,082	4,176	3,832	7,447

Total revenues	374,714	512,987	817,770	1,024,677
Expenses
Production	58,498	116,811	157,033	249,312
Production taxes	7,840	6,564	15,647	16,003
Cost of sales	10,469	15,348	22,950	31,665
Midstream and marketing	13,254	14,927	29,254	26,730
Construction contract	—	23,253	—	23,253
Depreciation and depletion—oil and natural gas	97,267	138,903	212,452	296,429
Depreciation and amortization—other	15,411	16,022	30,933	31,358
Accretion of asset retirement obligations	1,065	9,800	6,811	19,579
Impairment	3,133	15,643	167,912	15,643
General and administrative	31,102	65,541	61,531	134,587
Employee termination benefits	813	107,720	8,922	118,118
Loss (gain) on derivative contracts	85,292	(103,654)	127,783	(62,757)
Loss (gain) on sale of assets	36	(349)	17	397,825

Total expenses	324,180	426,529	841,245	1,297,745

Income (loss) from operations	50,534	86,458	(23,475)	(273,068)

Other income (expense)
Interest expense	(61,863)	(61,159)	(123,906)	(147,069)
Loss on extinguishment of debt	—	—	—	(82,005)
Other income (expense), net	1,338	(106)	3,432	505

Total other expense	(60,525)	(61,265)	(120,474)	(228,569)

(Loss) income before income taxes	(9,991)	25,193	(143,949)	(501,637)
Income tax (benefit) expense	(1,194)	508	(1,067)	4,937

Net (loss) income	(8,797)	24,685	(142,882)	(506,574)
Less: net income (loss) attributable to noncontrolling interest	15,642	45,121	9,572	(6,798)

Net loss attributable to SandRidge Energy, Inc.	(24,439)	(20,436)	(152,454)	(499,776)
Preferred stock dividends	13,881	13,881	27,763	27,763

Loss applicable to SandRidge Energy, Inc. common stockholders	$(38,320)	$(34,317)	$(180,217)	$(527,539)

Loss per share
Basic	$(0.08)	$(0.07)	$(0.37)	$(1.10)

Diluted	$(0.08)	$(0.07)	$(0.37)	$(1.10)

Weighted average number of common shares outstanding
Basic	485,318	479,154	485,059	478,494

Diluted	485,318	479,154	485,059	478,494

SandRidge Energy, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$918,758	$814,663
Accounts receivable, net	333,300	349,218
Derivative contracts	115	12,779
Costs in excess of billings and contract loss	3,435	4,079
Prepaid expenses	12,337	39,253
Other current assets	21,671	21,831

Total current assets	1,289,616	1,241,823
Oil and natural gas properties, using full cost method of accounting
Proved	10,807,088	10,972,816
Unproved	309,043	531,606
Less: accumulated depreciation, depletion and impairment	(6,138,833)	(5,762,969)

	4,977,298	5,741,453

Other property, plant and equipment, net	564,521	566,222
Derivative contracts	2,826	14,126
Other assets	78,558	121,171

Total assets	$6,912,819	$7,684,795

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$631,658	$812,488
Derivative contracts	56,728	34,267
Asset retirement obligations	—	87,063
Other current liabilities	19,171	—

Total current liabilities	707,557	933,818
Long-term debt	3,195,165	3,194,907
Derivative contracts	5,533	20,564
Asset retirement obligations	55,210	337,054
Other long-term obligations	19,152	22,825

Total liabilities	3,982,617	4,509,168

Commitments and contingencies
Equity
SandRidge Energy, Inc. stockholders’ equity
Preferred stock, $0.001 par value, 50,000 shares authorized
8.5% Convertible perpetual preferred stock; 2,650 shares issued and outstanding at June 30, 2014 and December 31, 2013; aggregate liquidation preference of $265,000	3	3
6.0% Convertible perpetual preferred stock; 2,000 shares issued and outstanding at June 30, 2014 and December 31, 2013; aggregate liquidation preference of $200,000	2	2
7.0% Convertible perpetual preferred stock; 3,000 shares issued and outstanding at June 30, 2014 and December 31, 2013; aggregate liquidation preference of $300,000	3	3
Common stock, $0.001 par value, 800,000 shares authorized; 495,687 issued and 494,546 outstanding at June 30, 2014 and 491,609 issued and 490,290 outstanding at December 31, 2013	485	483
Additional paid-in capital	5,307,814	5,298,301
Additional paid-in capital—stockholder receivable	(3,750)	(3,750)
Treasury stock, at cost	(7,295)	(8,770)
Accumulated deficit	(3,640,679)	(3,460,462)

Total SandRidge Energy, Inc. stockholders’ equity	1,656,583	1,825,810
Noncontrolling interest	1,273,619	1,349,817

Total equity	2,930,202	3,175,627

Total liabilities and equity	$6,912,819	$7,684,795

SandRidge Energy, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(142,882)	$(506,574)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization	243,385	327,787
Accretion of asset retirement obligations	6,811	19,579
Impairment	167,912	15,643
Debt issuance costs amortization	4,703	5,369
Amortization of discount, net of premium, on long-term debt	258	789
Loss on extinguishment of debt	—	82,005
Deferred income tax provision	—	4,015
Loss (gain) on derivative contracts	127,783	(62,757)
Cash paid on settlement of derivative contracts	(52,261)	(6,075)
Loss on sale of assets	17	397,825
Stock-based compensation	11,625	72,415
Other	(49)	2,057
Changes in operating assets and liabilities	(136,510)	32,605

Net cash provided by operating activities	230,792	384,683

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(656,699)	(828,585)
Acquisitions of assets	(16,553)	(8,602)
Proceeds from sale of assets	707,799	2,563,886

Net cash provided by investing activities	34,547	1,726,699

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings	—	(1,115,500)
Premium on debt redemption	—	(61,997)
Debt issuance costs	—	(91)
Proceeds from sale of royalty trust units	22,119	—
Noncontrolling interest distributions	(103,142)	(98,716)
Acquisition of ownership interest	(2,730)	—
Stock-based compensation excess tax benefit	2	—
Purchase of treasury stock	(5,602)	(28,468)
Dividends paid—preferred	(27,763)	(27,763)
Cash (paid) received on settlement of financing derivative contracts	(44,128)	5,728

Net cash used in financing activities	(161,244)	(1,326,807)

NET INCREASE IN CASH AND CASH EQUIVALENTS	104,095	784,575
CASH AND CASH EQUIVALENTS, beginning of year	814,663	309,766

CASH AND CASH EQUIVALENTS, end of period	$918,758	$1,094,341

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(120,339)	$(156,800)
Cash paid for income taxes	$(1,932)	$(2,525)
Supplemental Disclosure of Noncash Investing and Financing Activities
Deposit on pending sale	$—	$(255,000)
Change in accrued capital expenditures	$3,989	$52,715
Asset retirement costs capitalized	$1,944	$2,421

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Cautionary Note to Investors—This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Operational Guidance.” These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include projections and estimates of net income and EBITDA, drilling plans, oil and natural gas production, derivative transactions, pricing differentials, operating costs, general and administrative costs, capital spending, tax rates, and descriptions of our development plans and appraisal programs. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A—“Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. is an oil and natural gas company headquartered in Oklahoma City, Oklahoma with its principal focus on exploration and production. SandRidge and its subsidiaries also own and operate gas gathering and processing facilities and conduct marketing operations. In addition, Lariat Services, Inc., a wholly-owned subsidiary of SandRidge, owns and operates a drilling rig and related oil field services business. SandRidge focuses its exploration and production activities in the Mid-Continent region of the United States. SandRidge’s internet address is www.sandridgeenergy.com.